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                                                                    Exhibit 99.1

                                  NEWS RELEASE

PRESS CONTACTS:

Doug Johnson                                           Bob Joyce
SoftLock.com Inc.                                      FitzGerald Communications
djohnson@softlock.com                                  bjoyce@fitzcomm.com
http://www.softlock.com                                http://www.fitzgerald.com
978-461-4105                                           617-588-2298

         SOFTLOCK.COM ANNOUNCES PLANS FOR NASDAQ LISTING AND $9 MILLION STRATEGIC INVESTMENT LED BY TUDOR INVESTMENT CORP AND THE RITCHIE FUND

    ABILITY TO CAPITALIZE ON FIRST-MOVER ADVANTAGE DRAMATICALLY STRENGTHENED

MAYNARD, MA. - FEBRUARY 14, 2000 - SoftLock.com, Inc. (OTCBB: SLCK), a leader in merchandising valuable digital content, today announced the completion of a $7.5 million Series B investment round, led by prominent money managers Tudor Investment Corporation and The Ritchie Fund. The backing of Tudor and Ritchie gives SoftLock.com both strength and strategic positioning in the financial and investment markets.

Building upon a prior investment in SoftLock.com, Apex Investment Fund IV and SI Venture Fund II, L.P, a GartnerGroup Affiliate, also participated in the B round. The company further announced that Ascent Venture Partners invested $1.5 million in SoftLock.com's previous Series A round of financing. Ascent, a venture capital firm which provides early-stage and growth oriented financing to companies located in the Eastern United States, has a broad portfolio of software and Internet investments, including Network Engines, Viewlogic Systems, Indus River, Synchronicity and Ganymede Software. Leigh Michl, managing director at Ascent Venture Partners, will also join the board of directors at SoftLock.com.

Over the last three months SoftLock.com has raised a total of $14.75M. These financings are expected to qualify SoftLock.com for listing on the Nasdaq SmallCap Market, and the company plans to apply for this listing shortly. Acceptance of the listing application by Nasdaq will be an important milestone for the company. The renewed strength of the company's balance sheet positions SoftLock.com to focus on longer-term strategic and investment banking relationships which will expand the business model and position SoftLock.com to pursue additional growth capital in the public markets.

"This strategic backing is a strong endorsement of SoftLock.com's first mover advantage in merchandising digital content," said Keith Loris, SoftLock.com's president and CEO. "SoftLock.com is the only company to provide a complete business solution for securely selling, marketing and distributing premium electronic content, and these funds will enable us to strengthen our business and optimize our operating plan."

SoftLock.com will use the proceeds from these rounds to invest in additional sales, merchandising,


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engineering and partnership efforts. The company also intends to use the funds to explore additional intellectual property protection for the company's software methods, and to enforce its existing and pending patent rights.

"We are excited by strong financial support from Tudor, Ritchie, Ascent and our earlier strategic investors," said Doug Johnson, SoftLock.com's executive vice president and CFO. "If our listing application with Nasdaq is accepted, the Company expects to enjoy greater visibility with investors, improved liquidity, and better positioning for future financings."

ABOUT SOFTlOCK.COM, INC.

SoftLock.com (OTCBB: SLCK) is an e-commerce leader in merchandising valuable digital content. SoftLock.com's patented system and service offering, the SoftLock CyberSales Solution-TM-, actively markets and sells brand-name electronic content that delivers major benefits to Content Providers, SoftLock Affiliates, and Consumers. The SoftLock CyberSales Solution brokers prime Web placements, helping Content Providers effectively merchandise valuable intellectual property through a point-of-sale system while also opening new revenue streams, extending audience reach, building Web site stickiness and growing brand awareness for SoftLock Affiliates. Consumers reap the benefits of a universe full of valuable, trusted online content that is easily and readily available, and can be safely and securely passed from consumer to consumer. SoftLock.com's customers include respected publishers such as Standard & Poor's, Morningstar, and G2News. SoftLock.com turns piracy into profits and makes every copy an opportunity. For more information, visit www.softlock.com. Further information on the investment can be found in the Company's Form 8-K filing with the U.S. Securities Exchange Commission.

                          DIGITAL CONTENT @ ITS BEST.
                                      # # #

SoftLock-Registered Trademark- is a registered trademark of SoftLock.com, Inc. The SoftLock CyberSales Solution, the SoftLock Chain Reaction Channel, the SoftLock Merchandising Network, and SoftLock PagePortals are trademarks of SoftLock.com. All other products or company names are trademarks or registered trademarks of their respective owners.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. SoftLock.com may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including, among other things, the size and timing of customer orders, changes in laws, new or increased competition, delays in new products, production problems, changes in market demand, market acceptance of new products, seasonality in product purchases and availability of capital to finance intended expansion of operations. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company's fillings with the Securities and Exchange Commission and are incorporated herein.


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